SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 18, 2007

 ETERNAL TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-27929	62-1655508
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification

Sect. D, 5/F, Block A. Innotech Tower,
235 Nanjing Rd. Heping District, Tianjin 300052
(Address of principal executive offices) (Zip code)

011-86-22-2721-7020
(Registrant’s telephone number, including area code)

__________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item 8.01 OTHER EVENTS

On June 18, 2007, the Company’s Board of Directors approved a stock Repurchase Program of up to five percent (5%) of the Company’s issued and outstanding shares. Based on the current number of issued and outstanding shares of 47,073,279, this would mean a repurchase of up to 2,353,664 shares. The shares can be purchased privately and in the open market. All purchases will be made between June 19 and December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL TECHNOLOGIES GROUP, INC.

Date: June 18, 2007	By:	/s/ JiJun Wu

President and Chief Executive Officer